Exhibit 99.1

N E W S R E L E A S E

Contact:	Investor Relations Inquiries	Media Inquiries
	Jennifer Gilligan	Sara Garland
	Senior Vice President, Finance & Investor Relations	Chief Communications Officer
	(212) 549-1306	(314) 445-0790

FOR IMMEDIATE RELEASE

CENTENE CORPORATION WITHDRAWS 2025 GUIDANCE

ST. LOUIS, July 1, 2025 -- Centene Corporation (NYSE: CNC) (Centene, the Company) is withdrawing its previous 2025 GAAP and adjusted diluted earnings per share (EPS) guidance, including the underlying guidance elements.

Marketplace 2025 Risk Adjustment Update

The Company recently received and analyzed its first view of 2025 industry Health Insurance Marketplace (Marketplace) data from Wakely, an independent actuarial firm, covering 22 of Centene's 29 Marketplace states, and representing approximately 72% of the Company's Marketplace membership. This data is submitted to Wakely by most Marketplace insurance carriers.

Based upon the Company's preliminary interpretation of the data and discussions with Wakely, the overall market growth in the 22 states is lower than expected and the implied aggregate market morbidity in those states is significantly higher than, and materially inconsistent with, the Company's assumptions for risk adjustment revenue transfer used in the preparation of its previous 2025 consolidated guidance.

The Company's preliminary analysis of the 22 states results in a reduction to its previous full year net risk adjustment revenue transfer1 expectation by a preliminary estimate of approximately $1.8 billion which corresponds to an adjusted diluted EPS impact of approximately $2.75. This preliminary estimate includes a projection of the remaining eight months of 2025 and is based on 2025 paid claims through April 30 from Wakely for the 22 states, as well as the Company's membership estimates and morbidity trend estimates for both its members and the aggregate market, calculated by state.

The Company does not have information or estimates for its remaining seven Marketplace states, but anticipates, due to the morbidity trends observed in the 22 states, an additional reduction to its net risk adjustment revenue transfer expectation with a corresponding adjusted diluted EPS impact.

Regarding the 2026 Marketplace plan year, the Company has commenced the process of refiling 2026 Marketplace rates to reflect a higher projected baseline of Marketplace morbidity than previously expected. The Company currently expects to be able to take corrective pricing actions for 2026 in states representing a substantial majority of its Marketplace membership.

CMS Final 2024 Marketplace Risk Adjustment in Line with Expectations

The final 2024 risk adjustment results released by Centers for Medicare and Medicaid Services (CMS) yesterday were in line with the Company's expectations, including offsetting increases in the Minimum Medical Loss Ratio (MLR) payable, Risk Adjustment Data Validation (RADV) accrual and other offsets, subject to any new information to come from CMS pertaining to its disclaimer regarding another carrier's late 2024 submission.

1 The risk adjustment transfer is net of corresponding changes in the Minimum Medical Loss Ratio (MLR) payable, Risk Adjustment Data Validation (RADV) accrual and other offsets.

Medicaid Step-Up in Cost Trend

The Company's Medicaid business has experienced a step-up in medical cost trend in the same areas previously identified by the Company: behavioral health, home health and high-cost drugs. These dynamics were more pronounced in specific geographies, such as New York and Florida, including carve-ins of related services without sufficient rate or risk adjustment. Accordingly, the Company expects the second quarter 2025 Medicaid Health Benefits Ratio (HBR) to be higher than the first quarter 2025 Medicaid HBR.

Medicare Advantage, PDP and SG&A Performance

The Company's Medicare Advantage and Medicare Prescription Drug Plan businesses are performing better than expected in the second quarter 2025.

The Company also continues to drive strong selling, general and administrative expense leverage on its consolidated premium and service revenue growth.

The Company is in the process of closing the second quarter and analyzing data, including in Marketplace and Medicaid, and expects to report the second quarter 2025 results and provide additional insights on July 25, 2025.

About Centene Corporation

Centene Corporation, a Fortune 500 company, is a leading healthcare enterprise that is committed to helping people live healthier lives. The Company takes a local approach – with local brands and local teams – to provide fully integrated, high-quality, and cost-effective services to government-sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Centene offers affordable and high-quality products to more than 1 in 15 individuals across the nation, including Medicaid and Medicare members (including Medicare Prescription Drug Plans) as well as individuals and families served by the Health Insurance Marketplace.

Centene uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Centene is routinely posted and is accessible on Centene's investor relations website, https://investors.centene.com.

Forward-Looking Statements

All statements, other than statements of current or historical fact, contained in this press release are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as "believe," "anticipate," "plan," "expect," "estimate," "guidance," "intend," "seek," "target," "goal," "may," "will," "would," "could," "should," "can," "continue" and other similar words or expressions (and the negative thereof). Centene Corporation and its subsidiaries (Centene, the Company, our or we) intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe-harbor provisions. In particular, these statements include, without limitation, statements about our expected future operating or financial performance, changes in laws and regulations, market opportunity, expectations concerning pricing actions, competition, expected contract start dates and terms, expected activities in connection with completed and future acquisitions and dispositions, our investments, and the adequacy of our available cash resources. These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments, and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive, and other factors that may cause our or our industry's actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions. All forward-looking statements included in this press release are based on information available to us on the date hereof. Except as may be otherwise required by law, we undertake no obligation to update or revise the forward-looking statements included in this press release, whether as a result of new information, future events, or otherwise, after the date hereof. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables, and events including, but not limited to: our ability to design and price products that are competitive and/or actuarially sound including but not limited to any impacts resulting from Medicaid redeterminations; our ability to accurately predict and effectively manage health benefits and other operating expenses and reserves, including fluctuations in medical utilization rates; rate cuts, insufficient rate changes or other payment reductions or delays by governmental payors and other risks and uncertainties affecting our government businesses; the effect of social, economic, and political conditions, geopolitical events and state and U.S. policies, including the amount and terms of state and federal funding for government-sponsored healthcare programs, including as a result of changes in U.S. presidential administrations or Congress; changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs as well as changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act (collectively referred to as the ACA) and any regulations enacted thereunder, including the timing and terms of renewal or modification of the enhanced advance premium tax credits or program integrity initiatives that could have the effect of reducing membership or profitability of our products; unanticipated increased healthcare costs, including due to changes in consumer behavior, inflation and tariffs; our ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services (CMS) Star ratings and maintain or achieve improvement in other quality scores in each case that could impact revenue and future growth; competition, including for providers, broker distribution networks, contract reprocurements and organic growth; our ability to adequately anticipate demand and timely provide for operational resources to maintain service level requirements in compliance with the terms of our contracts and state and federal regulations; our ability to manage our information systems effectively; disruption, unexpected costs, or similar risks from business transactions, including acquisitions, divestitures, and changes in our relationships with third-party vendors; impairments to real estate, investments, goodwill and intangible assets; changes in senior management, loss of one or more key personnel or an inability to attract, hire, integrate and retain skilled personnel; membership and revenue declines or unexpected trends; changes in healthcare practices, new technologies, and advances in medicine; our ability to effectively and ethically use artificial intelligence and machine learning in compliance with applicable laws; changes in macroeconomic conditions, including inflation, interest rates and volatility in the financial markets; negative public perception of the Company and the managed care industry; uncertainty concerning government shutdowns, debt ceilings or funding; tax matters; disasters, climate-related incidents, acts of war or aggression or major epidemics; changes in expected contract start dates and terms; changes in provider, broker, vendor, state, federal and other contracts and delays in the timing of regulatory approval of contracts, including due to protests and our ability to timely comply with any such changes to our contractual requirements or manage any unexpected delays in regulatory approval of contracts; the expiration, suspension, or termination of our contracts with federal or state governments (including, but not limited to, Medicaid, Medicare or other customers); the difficulty of predicting the timing or outcome of legal or regulatory audits, investigations, proceedings or matters including, but not limited to, our ability to resolve claims and/or allegations made by states with regard to past practices on acceptable terms, or at all, or whether additional claims, reviews or investigations will be brought by states, the federal government or shareholder litigants, or government investigations; challenges to our contract awards; cyber-attacks or other data security incidents or our failure to comply with applicable privacy, data or security laws and regulations; the exertion of management's time and our resources, and other expenses incurred and business changes required in connection with complying with the terms of our contracts and the undertakings in connection with any regulatory, governmental, or third party consents or approvals for acquisitions or dispositions; any changes in expected closing dates, estimated purchase price, or accretion for acquisitions or dispositions; losses in our investment portfolio; restrictions and limitations in connection with our indebtedness; a downgrade of our corporate family rating, issuer rating or credit rating of our indebtedness; the availability of debt and equity financing on terms that are favorable to us and risks and uncertainties discussed in the reports that Centene has filed with the Securities and Exchange Commission (SEC). This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition, and results of operations, in our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Due to these important factors and risks, we cannot give assurances with respect to our future performance, including without limitation our ability to maintain adequate premium levels or our ability to control our future medical and selling, general and administrative costs.